EXHIBIT 3.1

RESTATED CERTIFICATE OF INCORPORATION

AZTAR CORPORATION

FIRST: The name of this corporation shall be: Aztar Corporation

SECOND: Its registered office in the State of Delaware is c/o Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware, 19801, County of New Castle and its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose or purposes of the corporation shall be:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares of stock which this corporation is authorized to issue is: One Thousand (1000) common shares $.01 par value.

FIFTH:

No security, share or other interest in the corporation may be transferred without having first obtained the prior approval of the New Jersey Casino Control Commission for that transfer. The corporation possesses and retains the absolute right to repurchase, at the market price or the purchase price, whichever is lesser, any security, share or other interest in the corporation in the event that the New Jersey Casino Control Commission disapproves a transfer of such security, share or other interest in accordance with the provisions of the New Jersey Casino Control Act.

The corporation shall not issue five percent (5%) or greater of any voting securities or other voting interests to a person except in accordance with the provisions of the Indiana Riverboat Gambling Act (IC 4-33) and the rules promulgated thereunder (68 IAC). The issuance of any voting securities or other voting interests in violation thereof shall be void and such voting securities or other voting interests shall be deemed not to be issued and outstanding until one (1) of the following occurs: (i) the corporation shall cease to be subject to the jurisdiction of the Indiana Gaming Commission; or (ii) the Indiana Gaming Commission shall, by affirmative action, validate said issuance or waive any defect in issuance.

No voting securities or other voting interests issued by the corporation and no interest, claim, or charge of five percent (5%) or greater therein or thereto shall be transferred in any manner whatsoever except in accordance with the provisions of the Indiana Riverboat Gambling Act (IC 4-33) and rules promulgated thereunder (68 IAC). Any transfer in violation thereof shall be void until one (1) of the following occurs: (i) the corporation shall cease to be subject to the jurisdiction of the Indiana Gaming Commission; or (ii) the Indiana Gaming Commission shall, by affirmative action, validate said transfer or waive any defect in said transfer.

If the Indiana Gaming Commission at any time determines that a holder of voting securities or other voting interests of the corporation shall be denied the application for transfer, then the issuer of such voting securities or other voting interests may, within thirty (30) days after the denial, purchase such voting securities or other voting interests of such denied applicant at the lesser of:

i.	the market price of the ownership interest; or
ii.

the price at which the applicant purchased the ownership interest; unless such voting securities or other voting interests are transferred to a suitable person (as determined by the commission) within thirty (30) days after the denial of the application for transfer of ownership.

Until such voting securities or other voting interests are owned by persons found by the commission to be suitable to own them, the following restrictions must be followed:

i.	The corporation shall not be required or permitted to pay any dividend or interest with regard to the voting securities or other voting interests.
ii.

The holder of such voting securities or other voting interests shall not be entitled to vote on any matter as the holder of the voting securities or other voting interests, and such voting securities or other voting interests shall not for any purposes be included in the voting securities or other voting interests of the corporation entitled to vote.

iii.	The corporation shall not pay any remuneration in any form to the holder of the voting securities or other voting interests as provided in this paragraph.

The sale, assignment, transfer, pledge or other disposition of membership interests in the corporation is ineffective unless such sale, assignment, transfer, pledge or other disposition of membership interests and the transferee of same are approved in advance by all state gaming commissions where the Corporation has a direct or indirect investment or financial or economic interest, including the Nevada Gaming Commission. Furthermore, if at any time such gaming commission finds that an owner of the membership interest is unsuitable to continue to have an involvement in gaming in such state, such owner must dispose of such membership interest as provided by the laws of that state and the regulations of such gaming commissions who may restrict the right of such owner to (a) receive any distribution, dividend or interest upon any such membership interests (b) exercise, directly or through any trustee or nominee, any voting right conferred by such membership interest, or (c) receive any remuneration in any form from the corporation, for services rendered or otherwise, or (d) receive any economic benefit from the corporation.

SIXTH: Indemnification:

A.           A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except that this Section A shall not eliminate or limit a director’s liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the “GCL”), or (iv) for any transaction from which such director derived an improper personal benefit. If the GCL is amended after the date this Restated Certificate of Incorporation became effective under the GCL to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended from time to time. Any repeal or modification of Section A of this Article shall not increase the personal liability of any director of this corporation for any act or occurrence taking place prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The provisions of Section A of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director which has not been eliminated by the provisions of Section A of this Article.

B.           The corporation shall indemnify to the full extent authorized or permitted by law (as now or hereafter in effect) any person made, or threatened to be made a party or witness to any action, suit or proceeding (whether civil or criminal or otherwise) by reason of the fact that he, his testator or intestate, is or was a director or an officer of the corporation or by reason of the fact that such person, at the request of the corporation, is or was serving any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, in any capacity. Nothing contained herein shall affect any rights to indemnification to which employees other than directors and officers may be entitled by law. No amendment to or repeal of Section B of this Article shall apply to or have any effect on any right to indemnification provided hereunder with respect to any acts or omissions occurring prior to such amendment or repeal.

C.           The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the GCL. The corporation may also create a trust fund, grant a security interest and/or use other means (including, but not limited to, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the full extent authorized or permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amounts as may become necessary to effect indemnification as provided therein, or elsewhere.

D.           Notwithstanding anything contained herein to the contrary, the provisions of this Article Sixth shall not be amended, repealed or otherwise modified for a period of six (6) years from the effective date of the merger of WT-Columbia Development, Inc. with and into the corporation in any manner that would adversely affect the rights thereunder of any former or present directors and officers of the corporation.